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                                                                    EXHIBIT 99.1

PRESS RELEASE
SOURCE: 800 Travel Systems, Inc.
800 TRAVEL SYSTEMS SEEKS BANKRUPTCY COURT APPROVAL FOR AUCTION AND SALE OF
ASSETS


TAMPA, Fla.--May 3, 2002--800 Travel Systems, Inc. (the "Company') (OTC:IFLYQ.PK) announced today that on May 2, 2002 it entered into an asset purchase agreement (the "Purchase Agreement") with Resort Reservations Network, Inc. ("Resort"). Pursuant to the Purchase Agreement the Company, as debtor in possession, has agreed to sell substantially all of its assets, including the Company's wholly owned subsidiary Prestige Travel Systems, Inc. to Resort for aggregate cash consideration of $2,400,000 (the "Purchase Price"), subject to higher qualifying bids being received in accordance with proposed bidding procedures (the "Bidding Procedures") and approval of the Bankruptcy Court.


         As previously announced the Company filed a voluntary petition on March 22, 2002 for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code (the "Code"). Following the filing of the petition the Company engaged in negotiations with several interested parties which culminated in the Company entering into the Purchase Agreement.

         Pursuant to the Code, sales of property not in the ordinary course of business may be by private sale or by public auction. The Company included the requirement of the Bidding Procedures to maximize the realizable value of its property for the benefit of creditors and other potential interested parties. Under the Bidding Procedures, any interested purchaser is required to submit a competing qualifying bid to the Company on or before 4:00 p.m. (prevailing Florida time) on May 17, 2002. If the Company receives a timely qualifying bid the Company will thereafter conduct an auction on May 20, 2002.

         A hearing in the Bankruptcy Court for the approval of the Bidding Procedures is scheduled for Monday, May 13, 2002 at 4:00 p.m. (prevailing Florida time) and the hearing for the approval and authorization of the sale is scheduled for Wednesday, May 22, 2002 at 4:00 p.m. (prevailing Florida time). The hearings will be held in Courtroom 8A of the U.S. Bankruptcy Court for the Middle District of Florida, Tampa Division, located at Sam M. Gibbons U.S. Courthouse, 801 North Florida Avenue, Tampa, Florida 33602.

         The deadline for filing written objections with the Bankruptcy Court to the Bidding Procedures is Friday, May 10, 2002 at 4:00 p.m. (prevailing Florida time) and the deadline for filing written objections with the Bankruptcy Court to the sale is Tuesday, May 21, 2002 at 4:00 p.m (prevailing Florida time).

         Interested parties may obtain a copy of the Company's motion filed with the Bankruptcy Court, which includes the Bidding Procedures, Purchase Agreement and other information, through the U.S. Securities and Exchange Commission's Internet worldwide website at "http://www.sec.gov" from the Company's corresponding Form 8-K to be filed.

         Upon the consummation and conclusion of the sale of the Company's assets either to Resort or to another qualifying bidder, the Company is expected to no longer have any operations. The Company currently has liabilities and creditor claims of approximately $4,000,000 with some claims being subject to dispute and the amount of other claims yet to be determined by the Bankruptcy Court. Based upon the anticipated purchase price for the Company's assets and the amount of the liabilities, creditor claims and administrative expenses, the Company does not believe that it will have funds to pay any amount to its


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equity security holders.

Forward-looking and cautionary statements

This press release contains statements which may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. This press release may include forward-looking statements that do not refer strictly to historical results or actions, which although believed to be reasonable, are inherently uncertain and difficult to predict. Such statements are subject to certain risks and uncertainties inherent in 800 Travel Systems' business and investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected as a result of various factors as set forth from time to time in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise the forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

-------------------
Contact:

     800 Travel Systems, Inc., Tampa, FL
     Michael Gaggi PH: 813-342-3937
     IFLYINFO@800TRAVELSYSTEMS.COM


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